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LORAL REPORTS FIRST QUARTER
2007 FINANCIAL RESULTS

Consolidated Revenue Up 28 Percent; Backlog Rises 40 Percent
Over First Quarter 2006

NEW YORK — May 8, 2007 — Loral Space & Communications Inc. (NASDAQ: LORL) today announced its financial results for the three months ended March 31, 2007.

“Loral’s results remain on course, carrying our success from 2006 into a solid first quarter in 2007,” said Michael Targoff, chief executive officer of Loral. “Our satellite manufacturing business, Space Systems/Loral (SS/L), continues to perform well, winning two awards during the quarter. SS/L has successfully expanded its market over the last year to capture opportunities in the growth of high-definition video services by direct-to-home service providers, mobile multimedia and communications platforms, and broadband data services – all applications that are driving satellite industry growth.

“We remain enthusiastic about the Telesat Canada transaction. Integration plans for Loral Skynet and Telesat Canada are continuing and the transaction is proceeding through the required U.S. and Canadian regulatory approval process, including approvals from the Federal Communications Commission (FCC) and Industry Canada. We continue to expect to close the transaction this summer.”

Financial Results for the Period Ended March 31, 2007

Loral’s reported revenue rose 28 percent over last year’s first quarter to $221 million, as a result of a 44 percent increase in revenue before eliminations at SS/L.

Adjusted EBITDA(1) for the first quarter was $8 million, compared to Adjusted EBITDA of $11 million reported in the same period a year ago.

Results for the quarter reflect higher research and development and marketing expenses to respond to the increase in opportunities we are experiencing at SS/L. Results also reflect higher litigation expense and intercompany activity in the quarter.

Loral reported a net loss in the quarter of $17 million, compared to a net loss of $16 million in the first quarter of 2006.

Loral ended the first quarter of 2007 with $507 million in available cash and short term investments. In February, Loral completed its $300 million of preferred stock financing with MHR Fund Management LLC. As previously discussed, Loral intends to utilize its cash and short term investments primarily for working capital requirements and facilities upgrades at SS/L, for the continued construction of Loral Skynet’s Telstar 11N satellite and to complete the Telesat Canada transaction.

Loral’s total consolidated backlog at March 31, 2007 was $1.559 billion, compared to $1.347 billion at December 31, 2006 and $1.115 billion on March 31, 2006.

Satellite Manufacturing

Space Systems/Loral continues to book new awards and benefit from the satellite construction contracts it has been awarded over the past two years. Since 2005, SS/L has won contracts for 13 new satellite programs, including two in the first quarter: Intelsat 14 and EchoStar XIV.

In the first quarter of 2007, Space Systems/Loral reported revenues before eliminations of $200 million, a 44 percent increase from the $139 million reported in the first quarter of 2006. SS/L’s Adjusted EBITDA was $7.4 million in the quarter, a 27 percent increase compared to Adjusted EBITDA of $5.8 million in the year-ago period. First quarter Adjusted EBITDA reflects SS/L’s increased investments of $3 million in research and development and bid and proposal activities, offset by the substantial increase in revenue.

With SS/L’s two new bookings in the first quarter, in addition to the seven orders SS/L received in 2006, backlog at SS/L at March 31, 2007 rose to $1.297 billion, including intercompany backlog of $103 million compared to backlog at December 31, 2006 of $1.118 billion, including intercompany backlog of $116 million. SS/L’s backlog on March 31, 2006 was $830 million, including intercompany backlog of $129 million. Intercompany backlog primarily includes the Telstar 11N satellite being built for Loral’s satellite services division, Loral Skynet.

In 2007, there are four geostationary satellites scheduled for delivery: EchoStar XI, Galaxy 18, ICO G1 and XM-5, as well as eight low earth orbit satellites for Globalstar.

Satellite Services

Loral’s satellite services subsidiary, Loral Skynet, experienced continued steady performance on its four-satellite fleet. Loral Skynet’s revenue and Adjusted EBITDA results in the quarter reflect the impact of the Connexion by Boeing contract termination in the third quarter of 2006 and the elimination of lower profit network services contracts in the fourth quarter of 2006, partially offset by additional new sales.

Loral Skynet reported first quarter 2007 revenues before eliminations of $34 million, down slightly from $36 million reported in the first quarter of 2006. Loral Skynet’s Adjusted EBITDA in the first quarter totaled $11.9 million, compared to $12.6 million for the prior year quarter, as a result of lower revenues, offset by cost savings related to personnel reductions in the fourth quarter of 2006.

Loral Skynet’s backlog on March 31, 2007 was $375 million, including intercompany backlog of $9 million compared to backlog on December 31, 2006 of $355 million, including intercompany backlog of $10 million. Loral Skynet’s backlog on March 31, 2006 was $433 million, including intercompany backlog of $19 million.

Capacity utilization on Loral Skynet’s satellite fleet at the end of the first quarter was at 72 percent.

Telesat Canada Update

On December 16, 2006, the joint venture company formed by Loral and its Canadian partner, PSP Investments, entered into a definitive agreement with BCE Inc. (TSX/NYSE: BCE) to acquire 100 percent of the stock of Telesat Canada from BCE for CAD 3.25 billion. Loral expects to close the transaction this summer.

Telesat Canada reported first quarter 2007 revenues of CAD 122 million and Adjusted EBITDA of CAD 67 million. The company’s backlog at March 31, 2007 was CAD 5.1 billion. This backlog includes the benefit of two satellites under construction where all of the capacity has been leased for the entire life of the satellites. It also includes the lifetime lease to EchoStar of the Ku-band payload on Anik F3, which was successfully launched on April 9, 2007. Anik F3, which also carries 24 C-band transponders and a small Ka-band payload, completed in-orbit testing and entered commercial service on May 1, 2007.

A full discussion of Loral’s results is contained in the company’s Form 10-Q, which, when filed, will be available on the company’s web site at www.loral.com or on the SEC’s EDGAR service at www.sec.gov.

Conference Call

Loral’s chief executive officer Michael B. Targoff will host a conference call and simultaneous web cast today, May 8th, at 11:00 am ET to discuss the company’s first quarter 2007 results.

Participants should dial (913) 643-4250 approximately 10 minutes before the call’s start. The listen-only web cast may be accessed on Loral’s web site (www.loral.com) under “Events & Presentations” in the Investor Relations section.

A replay of the call will be available beginning at 2:00 pm ET on May 8th through 11:59 pm on May 15th, by dialing (719) 457-0820, access code 4039275. The web cast will be available on Loral’s web site for 30 days.

About Loral Space & Communications

Loral Space & Communications is a satellite communications company. It is a world-class leader in the design and manufacture of satellites and satellite systems for commercial and government applications including direct-to-home television, broadband communications, wireless telephony, weather monitoring and air traffic management. Loral also owns and operates a fleet of telecommunications satellites used to broadcast video entertainment programming, distribute broadband data, and provide access to Internet services and other value-added communications services.

# # #

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, Loral Space & Communications Inc. or its representatives have made or may make forward-looking statements, orally or in writing, which may be included in, but are not limited to, various filings made from time to time with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. Many of these factors and conditions are described under the caption “Risk Factors” in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and its quarterly reports on Form 10-Q for subsequent periods. The reader is specifically referred to these documents, as well as the company’s other filings with the Securities and Exchange Commission.

(1) We use Adjusted EBITDA to evaluate operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities.

The common definition of EBITDA is “Earnings Before Interest, Taxes, Depreciation and Amortization”. In evaluating financial performance, we use revenues and operating income (loss) before depreciation and amortization (including stock based compensation), and reorganization expenses due to bankruptcy (“Adjusted EBITDA”) as the measure of a segment’s profit or loss. Adjusted EBITDA is equivalent to the common definition of EBITDA before: reorganization expenses due to bankruptcy; gain on discharge of pre-petition obligations and fresh-start adjustments; gain (loss) on investments; other income (expense); equity in net income (losses) of affiliates; and minority interest, net of tax.

Adjusted EBITDA allows us and investors to compare our operating results with that of competitors exclusive of depreciation and amortization, interest and investment income, interest expense, reorganization expenses due to bankruptcy, other income (expense), net losses of affiliates and minority interest. Financial results of competitors in our industry have significant variations that can result from timing of capital expenditures, the amount of intangible assets recorded, the differences in assets’ lives, the timing and amount of investments, the effects of other income (expense), which are typically for non-recurring transactions not related to the on-going business, and effects of investments not directly managed. The use of Adjusted EBITDA allows us and investors to compare operating results exclusive of these items. Competitors in our industry have significantly different capital structures. The use of Adjusted EBITDA maintains comparability of performance by excluding interest expense.

We believe the use of Adjusted EBITDA along with U.S. GAAP financial measures enhances the understanding of our operating results and is useful to us and investors in comparing performance with competitors, estimating enterprise value and making investment decisions. Adjusted EBITDA as used here may not be comparable to similarly titled measures reported by competitors. Adjusted EBITDA should be used in conjunction with U.S. GAAP financial measures and is not presented as an alternative to cash flow from operations as a measure of our liquidity or as an alternative to net income as an indicator of our operating performance.

A full reconciliation of Adjusted EBITDA to net loss is included in the accompanying tables to this report and also in Loral’s quarterly report on Form 10-Q, which, when filed, will be available on the company’s web site at www.loral.com or on the SEC’s EDGAR service at www.sec.gov.

LORAL SPACE & COMMUNICATIONS INC.
	Statements of Operations
	(In millions)
	(unaudited)
Revenues
	Three Months Ended March 31,
	2007		2006
	$		$
Satellite Manufacturing		200.3		139.3
Satellite Services		33.6		36.2

Segment revenues		233.9		175.5
Eliminations		(13.4)		(3.5)

	$		$
Revenues as reported		220.5		172.0

Adjusted EBITDA

	Three Months Ended March 31,

		2007		2006

	$		$
Satellite Manufacturing		7.4		5.8
Satellite Services		11.9		12.6
Corporate expenses		(8.7)		(6.9)

Segment Adjusted EBITDA before eliminations		10.6		11.5
Eliminations		(2.7)		(0.8)

	$		$
Adjusted EBITDA		7.9		10.7

Reconciliation of Adjusted EBITDA to Net Loss to common stockholders’ (in millions)

	Three Months Ended March 31,

		2007		2006

	$		$
Adjusted EBITDA		7.9		10.7
Depreciation and amortization		(19.7)		(16.9)

Operating loss		(11.8)		(6.2)
Interest and investment income		6.6		4.5
Interest expense		(2.8)		(5.1)
Other income		4.0		1.0
Income tax provision (1)		(3.7)		(2.6)
Equity in net losses of affiliates		(2.4)		(1.4)
Minority interest (2)		(7.0)		(6.0)

Net loss		(17.1)		(15.8)
Preferred dividends		(2.1)		—
Beneficial conversion feature related to issuance of Loral Series A-1 Preferred Stock (3)		(24.5)		—

Net loss applicable to common stockholders’		$(43.7)		$(15.8)

(1) Effective January 1, 2007, we adopted Interpretation No. 48,
Accounting for Uncertainty in Income Taxes, an
interpretation of FASB Statement No. 109 (“FIN 48”). Results relating to FIN 48 are preliminary and subject to change.
(2) Represents the dividend accrual for the Loral Skynet Series
A non-convertible preferred stock.

(3) On February 27, 2007, Loral completed a $300 million preferred stock financing pursuant to the Securities            Purchase Agreement entered into with MHR Fund Management LLC on October 17, 2006, as amended and restated on February 27, 2007. As a result of the difference between the fair market value of the common stock on the date the financing closed, as compared to the initial conversion price, the Company has reflected a beneficial conversion feature of the Loral Series A-1 Preferred Stock as a component of its earnings per share calculation for the three months ended March 31, 2007. In the period in which shareholder approval of the new class of Class B-1 non-voting common stock is received, we expect that our net income applicable to common shareholders will be reduced by approximately $154 million for the beneficial conversion feature (before discount, if any, in value for the class B-1 non-voting common stock because of its non-voting status). In the future, to the extent that dividends on the Loral Series-1 Preferred Stock are paid in additional shares of Loral Series-1 Preferred Stock, we will incur additional beneficial conversion features that reduce our net income applicable to common shareholders.

	LORAL SPACE & COMMUNICATIONS INC.
	Supplemental Financial Data
	(In millions)
	(unaudited)
	Three Months Ended March 31,
	2007	2006
BOOKINGS
Satellite manufacturing and technology	$380.5	$154.2
Fixed satellite services	57.6	30.1
Intercompany eliminations	—	(131.0)

Total bookings	438.1	53.3
Debookings	(5.9)	(14.2)

NET BOOKINGS	$432.2	$39.1

March 31, 2007		December 31, 2006

FUNDED BACKLOG
Satellite manufacturing and technology	$1,296.8	$1,118.2
Fixed satellite services	374.6	355.0

Total funded backlog	1,671.4	1,473.2
Intercompany eliminations	(112.3)	(125.7)

NET FUNDED BACKLOG	$1,559.1	$1,347.5

Condensed Balance Sheets
(In millions)
(unaudited)
March 31, 2007 (2)		December 31, 2006

Cash and equivalents	$390.3	$186.5
Short-term investments	116.5	106.6
Accounts receivable, net and Contracts-in-process	141.4	116.9
Other current assets	149.0	137.7

Total current assets	797.2	547.7
Property, plant & equipment, net	562.5	558.9
Goodwill	309.5	305.7
Other assets	319.7	317.6

Total assets	$1,988.9	$1,729.9

Customer advances and billings in excess of costs and profits	$256.6	$242.7
Other current liabilities	140.9	176.9

Total current liabilities	397.5	419.6
Long-term debt	128.1	128.1
Other long-term liabilities	328.6	320.9

Total liabilities	854.2	868.6
Minority interest	225.6	214.3
Shareholders’ equity (1)	909.1	647.0

Total liabilities and shareholders’ equity	$1,988.9	$1,729.9

(1) As of March 31, 2007, includes $300 million preferred stock financing pursuant to the Securities Purchase
Agreement entered into with MHR Fund Management LLC. Also includes a $2.3 million adjustment to accumulated deficit related to the adoption of FIN 48.
(2) Results relating to FIN 48 are preliminary and subject to change.